                                                                    EXHIBIT 21.1

                          SCHEIN PHARMACEUTICAL, INC.

                             LIST OF SUBSIDIARIES*


Schein Pharmaceutical, Inc.

     Danbury Pharmacal, Inc.

          Danbury Pharmacal Puerto Rico Inc.

     Steris Laboratories, Inc.

     Marsam Pharmaceuticals, Inc.

     Schein Pharmaceutical PA, Inc.

     Schein Pharmaceutical Services Co.

     Schein Bayer Pharmaceuticals Australia, Ltd. (Partnership) - 30%

     Schein Bayer Pharmaceutical Services, Inc. - 50%

     Ranbaxy Schein Pharma, L.L.C. - 50%

     Schein Pharmaceutical International, Inc.

          Schein Pharmaceutical Canada, Inc. - 50%

          Schein Pharmaceutical (Netherlands) B.V.

               Triomed (Pty) Ltd. (South Africa)

          Schein Pharmaceutical (Bermuda) Ltd.

          Ethical Generics Limited (United Kingdom) - 50%

          Schein Farmaceutica de Peru

          Bayfarma de Columbia S.A - 30%

          International Generics Company Ltd. - 50%

________________
*    All Companies 100% Owned Unless Otherwise Specified